UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 13, 2018

Civista Bancshares, Inc.

(Exact name of Registrant as specified in its charter)

Ohio	001-36192	34-1558688
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870

(Address of principle executive offices)

Registrant’s telephone number, including area code: (419) 625-4121

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Current Report on Form 8-K/A (Amendment No. 1) amends the Current Report on Form 8-K of Civista Bancshares, Inc. (“Civista”), dated and filed on July 13, 2018 (the “Original Form 8-K”). The Original Form 8-K incorrectly stated the common dividend record date as July 17, 2018. The correct dividend record date is July 24, 2018. No other changes or amendments to the Original Form 8-K are being made.

Item 8.01. Other Events.

The Board of Directors of Civista Bancshares, Inc., Sandusky, Ohio has approved a quarterly dividend of 9 cents per common share to shareholders of record July 17, 2018, payable August 1, 2018.

Civista Bancshares, Inc. is a $1.6 billion financial holding company headquartered in Sandusky, Ohio. The Company’s banking subsidiary, Civista Bank, operates 29 locations in Northern, Central and Southwestern, Ohio.

Civista Bancshares, Inc. may be accessed at www.civb.com. The Company’s common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. The Company’s depositary shares, each representing a 1/40th ownership interest in a Series B Preferred Share, are traded on the NASDAQ Capital Market under the symbol “CIVBP”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Civista Bancshares, Inc.
(Registrant)

Date: July 16, 2018	/s/ Todd A. Michel
Todd A. Michel,
Senior Vice President & Controller